Exhibit 10.2
EXECUTION COPY

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (this “Agreement”) dated as of May 21, 2010, between Limestone Business Limited, a limited company organized under the laws of the British Virgin Islands (the “Shareholder”), and Flagstone Reinsurance Holdings, S.A., a company organized under the laws of Luxembourg (the “Company”).

WHEREAS the Company desires to purchase from the Shareholder, and the Shareholder desires to sell to the Company, two million (2,000,000) shares of common stock, par value $0.01 per share (the “Shares”), of the Company.

NOW THEREFORE, the Shareholder and the Company hereby agree as follows:

1.           Purchase and Sale of the Shares.  On the terms and subject to the conditions of this Agreement, the Shareholder shall sell, transfer and deliver or cause to be sold, transferred and delivered to the Company, and the Company shall purchase from the Shareholder, the Shares at a price per share equal to $12.00 (the “Purchase Price”), payable as set forth below in Section 2.

2.           Closing.  The closing (the “Closing”) of the purchase and sale of the Shares shall be held at the offices of the Company, at 10:00 a.m., on May 26, 2010 or, if the representations and warranties of the Shareholder set forth in Section 3 are not true and correct on such date (unless any such failure to be true and correct is waived by the Company) as soon as practicable after such date.  The date on which the Closing shall occur is hereinafter referred to as the “Closing Date”.  At the Closing, (i) the Company shall pay to the Shareholder an amount equal to the Purchase Price and (ii) the Shareholder shall deliver or cause to be delivered to the Company the Shares per the settlement instructions provided to the Shareholder by the Company.

3.           Representations and Warranties of the Shareholder.  The Shareholder hereby represents and warrants to the Company as follows:

(a)	Organization and Standing; Books and Records. The Shareholder is a limited company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

(b)
Authority.  The Shareholder has full organization power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(c)
No Conflicts; Consents.  The execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon the Shares.  No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with any transnational, national, federal, state, provincial or local governmental, regulatory or administrative authority, department. court, agency or  official (a “Governmental Entity”) is required to be obtained or made by or with respect to the Shareholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(d)
The Shares.  The Shareholder has good and valid title to the Shares owned by it, and upon Closing of the transfer in accordance with Section 2 above, the Shares will be (i) free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, and (ii) other than this Agreement, the Shares will not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

(e)
No Reliance.  The Shareholder is a sophisticated investor and has sufficient knowledge and experience in investing in securities to properly evaluate the merits of the transactions contemplated hereby.  The Shareholder has independently, and without reliance upon the Company or any of its affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to sell the Shares pursuant to the terms hereof.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Shareholder as follows:

(a)	Organization and Standing; Books and Records. The Company is a company duly organized, validly existing and in good standing under the laws of Luxembourg.

(b)
Authority.  The Company has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c)
No Conflicts; Consents.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof shall not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Company.  No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

5.           Further Assurances.  From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and   instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

6.           Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the Company or the Shareholder (including by operation of law in connection with a merger, or sale of substantially all the assets, of the Company) without the prior written consent of the other party hereto; provided, however, that the Company may assign its right to purchase the Shares hereunder to a subsidiary of the Company without the prior written consent of the Shareholder; provided further, however, that no assignment shall limit or affect the assignor’s obligations hereunder.  Any attempted assignment in violation of this Section 6 shall be void.

7.           No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

8.           Termination.  Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date by the mutual written consent of the Shareholder and the Company.  If this Agreement is terminated and the transactions contemplated hereby are abandoned, this Agreement shall become void and of no further force or effect.

9.           Expenses.  Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

10.         Amendments.  No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by both parties hereto.

11.         Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

if to the Company, 37 Val St André L-1128 Luxembourg, Grand Duchy of Luxembourg Attention: William Fawcett Corporate Secretary & General Counsel	if to the Shareholder, in care of Maitland Falcon Cliff Palace Road Douglas Isle of Man IM2 4LB Attention: Julieanne Shimmin

12.         Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.         Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

14.         Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

15.         Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

16.         Consent to Jurisdiction.  The Company and the Shareholder irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

17.         Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LIMESTONE BUSINESS LIMITED by: Solon Director Limited, as its Director by: ________________________ Name: Title: by: ________________________ Name: Title:	FLAGSTONE REINSURANCE HOLDINGS, S.A. by: Name: William F. Fawcett Title: Corporate Secretary & General Counsel